                                                                    EXHIBIT 10.8



                          TECHNOLOGY LICENSE AGREEMENT


        THIS TECHNOLOGY LICENSE AGREEMENT (this "Agreement") is entered into as of the 19th day of April, 1999, by and between 1ST NET TECHNOLOGIES, INC., a Colorado corporation (referred to as "1st NET" or the "Licensor"), and TUMMY BUSTERS, INC., a Nevada corporation (referred to as "Tummy Busters" or the "Licensee").

                                    RECITALS

        A. Licensor is the developer and owner of certain rights, in and to the "Crayon Crawler" web browser and community software program ("Crayon Crawler").

        B. Licensee desires to acquire an exclusive license to use the Crayon Crawler web browser. Licensor is willing to grant such license, all on the terms and conditions of this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

        1. DEFINITIONS. Unless a contrary interpretation is required by the specific context, the following terms shall have the following definitions, whether used in the singular, plural, possessive or other such form:

               1.1 "PRODUCT" shall mean the product of Licensee which, in the absence of this Agreement, would infringe Licensor's rights in the trademarks and/or the Technology.

               1.2 "TECHNOLOGY" shall mean any and all confidential information, inventions, know-how, data, trade secrets, whether or not patentable, including any



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trademarks, tradenames, copyrights and other intellectual property rights based on the Products and/or related to the Crayon Crawler web browser.

               1.3 "MODIFICATIONS, IMPROVEMENTS AND ENHANCEMENTS" shall mean any technology in addition to or substitution for existing technology and which requires the use of existing technology to operate.

        2.     GRANT OF EXCLUSIVE LICENSE.

               2.1 LICENSE. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, upon the terms and conditions contained in this Agreement, a worldwide exclusive license to use, market and sell the Crayon Crawler web browser in consideration of the payment of $400,000 (the "License"). The License shall restrict the right of Licensor to compete with Licensee and the right of Licensor to grant licenses to third parties.

                      2.1.1 In further consideration for the grant of the License, 1st Net shall receive from CTG five percent (5%) of gross sales of the Product, but not less than $25,000 per month (the "Monthly Minimum Fee") during the term of this Agreement. 1st Net, at its sole option, may accept this royalty from CTG in the form of CTG Common Stock at:

                      (i) the 30-day average trading price for the Common Stock during the calendar month for which the Monthly Minimum Fee is owing; or

                      (ii)   the latest offering price per share.

               2.2 MODIFICATIONS, IMPROVEMENTS AND ENHANCEMENTS BY LICENSOR. The License shall extend to any Modifications, Improvements or Enhancements in the Technology hereafter developed by Licensor. Licensor will supply all such



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Modifications, Improvements and Enhancements to Licensee as soon as practicable following their development; however, Licensor shall have no obligation to make any Modifications, Improvements and Enhancements. Licensor shall notify Licensee of the date upon which each Modification, Improvement or Enhancement shall be deemed to be a part of the License under this Agreement.

               2.3 MODIFICATIONS, IMPROVEMENTS AND ENHANCEMENTS BY LICENSEE. Licensee shall have the right to modify, improve and enhance the Technology from time to time. Licensee shall, within thirty (30) days, forward to Licensor a description of any such Modification, Improvement or Enhancement. Upon termination of this Agreement, Licensee shall not have any ownership with respect to rights to any such Modification, Improvement or Enhancement. Licensee agrees to defend Licensor in any claim, lawsuit or other proceeding that may hereafter be made or filed which is based on, related to or connected with any Modification, Improvement or Enhancement affected by Licensee pursuant to this
Section 2.3.

               2.4 RIGHTS EXCLUDED. The License shall not include the rights to manufacture, reproduce, publish, transfer, market, distribute, sublicense, assign or sell the Technology in any transfer medium whatsoever except as expressly provided in this Agreement.

               2.5 TITLE. Licensee hereby acknowledges that Licensor retains title to the Technology and shall have and retain title to any Modifications, Improvements and Enhancements made to the Technology by any party and that Licensee acquires only a License to specific rights as set forth in this Agreement. Licensor shall grant to Licensee a license with respect to any Modifications, Improvements or Enhancements developed by Licensor in accordance with Section 2.2 of this Agreement.



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        3.     TRADEMARKS, TRADENAMES AND COPYRIGHTS.

               3.1 SOLE PROPERTY OF LICENSOR. In addition to Technology, all trademarks, tradenames and copyrights granted or applied for in connection with the Technology are, will and shall remain the sole property of Licensor. Any direct or indirect use, publication or reference to Licensor's name, trademarks, or tradenames, except as specified in this Agreement or as expressly authorized by Licensor in writing, is prohibited.

               3.2 USE OF LICENSOR'S TRADEMARKS, TRADENAMES AND COPYRIGHTS. Licensee may use Licensor's trademarks, tradenames and copyright on products as follows:


                                 Crayon Crawler

                             Web Safe, Kid Approved

               3.3 EFFECT OF TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement, the right of Licensee to use Licensor's tradenames and trademarks shall cease immediately.

        4.     WARRANTIES AND INDEMNIFICATION.

               4.1 Licensor represents and warrants that it is the owner of the entire right, title and interest in and to the trademarks above and the Technology, and that it has the full right, power and capacity to enter into this Agreement and to lawfully grant the exclusive rights granted to Licensee hereby. Licensor further warrants that, except as otherwise provided in this Agreement, it will not take any action, or fail to take any action during the term of this Agreement, that would negate this Agreement or cause a loss to Licensee of the License granted hereunder.



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               4.2 Licensor represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; has the power and authority to enter into this Agreement; all corporate and other action required to be taken on behalf of Licensor to authorize the execution and delivery of this Agreement, and to carry out the transactions contemplated herein, have been duly and properly taken.

               4.3 Licensee shall defend at its own cost any infringement suit that may be brought against Licensee or Licensor on account of the development, manufacture, production, use, or sale of the Technology or of any Product sold by Licensee, and shall indemnify and save Licensor harmless against any such patent or similar infringement suits, and any claims, losses, damages, liabilities or expenses, including reasonable attorneys' fees and costs, which may be incurred by Licensor therein or in settlement thereof. Any and all settlements must be approved by Licensor before execution by Licensee.

               4.4 LICENSOR DOES NOT WARRANT THE ADEQUACY OF THE TECHNOLOGY AND DOES NOT WARRANT, EXPRESSLY OR IMPLIEDLY, THE MERCHANTABILITY, SUITABILITY OR FITNESS THEREOF FOR ANY PURPOSE WHATSOEVER. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 4, LICENSOR DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

        5.     DOCUMENTATION AND CONFIDENTIAL INFORMATION.

               5.1 PROTECTION OF CONFIDENTIAL PROPRIETARY INFORMATION. Licensee shall protect all documents, information and data supplied by Licensor and designated as confidential and proprietary to Licensor. Each party shall promptly report to the other



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any unauthorized disclosures or misuse of such information and data of which such party becomes aware or has reasonable cause to believe has occurred. Licensee agrees to immediately notify Licensor of any Modification, Improvement or Enhancement to the Licensed Software developed by Licensee and to provide details thereof to Licensor.

               5.2 CONFIDENTIALITY AGREEMENTS. Concurrent with the execution of this Agreement, Licensee agrees to execute Licensor's standard form Confidentiality Agreement of which is attached hereto as Exhibit "A". Licensee also agrees to require its employees and representatives with access to the Technology and other documents or materials designated by Licensor as confidential and proprietary to execute the standard form Confidentiality Agreement and to execute any other instruments or documents Licensor deems necessary or advisable in order to protect its trade secrets and any other confidential and proprietary information.

               5.3 EFFECT OF TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement, Licensee shall cease all use of and, at its own expense, immediately return to Licensor, at Licensor's principal offices or such other location as Licensor may designate, all copies of any diskettes, source codes, tapes, recordings, manuals, books, or other electronic or written materials relating to the Technology or any tradenames, trademarks or logo types relating to Licensor regardless whether prepared by Licensor or Licensee, including all copies of materials containing information or data supplied by Licensor and designated by Licensor as confidential and proprietary.

        6.  TERM AND TERMINATION.

               6.1 SINGLE TERM. This Agreement shall be for a single term commencing on the date hereof and expiring three (3) years from the date hereof,



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unless sooner terminated as provided for herein. Licensor and Licensee shall have no obligation, nor has either made any promise, whether express or implied, to renew or extend this Agreement beyond the term thereof. Licensor and Licensee shall each have the absolute right, in their sole discretion, to determine whether to renew or extend this Agreement, regardless of whether and to what degree the other party has performed its obligations hereunder.

               6.2 TERMINATION. Either party may terminate this Agreement effective immediately on delivery of written notice of the same to the other party for any of the following:

                      6.2.1 Mutual agreement of the parties hereto;

                      6.2.2 Commission of a material breach of the Agreement; or

                      6.2.3 The filing or submission of any petition in bankruptcy by or against a party to this Agreement or any of its subsidiaries dealing in the Technology, or upon occurrence of any other act of insolvency by a party to this Agreement or such subsidiaries; provided, in the event that a party declines to exercise its termination rights upon the bankruptcy or insolvency of the other, this Agreement shall remain in full force and effect and binding upon the bankruptcy or insolvent party.

               6.3 CONTINUING OBLIGATIONS OF LICENSEE. Notwithstanding termination of this Agreement, whether by expiration of its term or otherwise, Licensee shall remain obligated to do the following:

                      6.3.1 To indemnify and defend Licensor as provided in this Agreement; and

                      6.3.2 To maintain the confidentiality of any and all of Licensor's data or information designated as confidential and proprietary.



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               6.4 NO CONTINUATION OF LICENSOR'S OBLIGATIONS. Upon termination of this Agreement and without prejudice to any claims which Licensee may have against Licensor immediately prior to such termination or arising therefrom, Licensor's obligations under the Agreement shall cease immediately.

        7.     MISCELLANEOUS PROVISIONS.

               7.1 ASSIGNMENTS. Neither this Agreement nor any rights or obligations of Licensee hereunder shall be assignable by Licensee in whole or in part, by operation of law or otherwise, without the prior written consent of Licensor, which may be granted or withheld in Licensor's sole discretion. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

               7.2 HEADINGS. The headings of the articles, paragraphs and clauses used in this Agreement are included for convenience only and are not to be used in interpreting or construing this Agreement.

               7.3 GOVERNING LAW. This Agreement and all disputes concerning its execution, formation, interpretation, performance, breach, termination, validity, or enforceability shall be governed by the laws of the State of California as applicable to contracts made between residents of California, regardless of the laws which may otherwise be applicable under principles of conflicts of laws.

               7.4 WAIVER. No claim or right arising out of a breach of this Agreement can be discharged in whole or in part by a waiver of the claim or right unless it is in writing and signed by the aggrieved party.

               7.5 NOTICES. All notices and other communications required herein shall be in writing and shall be either delivered personally or be dispatched by facsimile



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or sent by certified mail, postage prepaid, return receipt requested. Items delivered personally shall be deemed delivered one day after dispatch; items sent by certified or registered mail shall be deemed delivered three (3) days after mailing. The addresses of the parties for purposes of this provision are:

        LICENSOR:     Attention: Chief Executive Officer
                      1st Net Technologies, Inc.
                      11423 W. Bernardo Court
                      San Diego, California  92127

        WITH A
         COPY TO:     R. Blair Krueger
                      The Krueger Group, LLP
                      11423 W. Bernardo Court
                      San Diego, California  92127

        LICENSEE:     Lawrence K. Kimball
                      Tummy Buster, Inc.
                      11423 W. Bernardo Court
                      San Diego, California 92127

Either party may change its address by giving notice thereof as required herein.

               7.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and shall supersede the terms and conditions of any and all prior agreements, understanding, promises, representations and writings made by either party to the other concerning the subject matter and the terms and conditions hereof. No subsequent modification, amendment, or extension of this Agreement or any of the terms and conditions hereof shall be of any force or effect unless it is in writing and signed by a duly authorized officer or representative of each of the parties.

               7.9 SEVERABILITY. The unenforceability, invalidity or illegality of any provisions of this Agreement shall not render the other provisions unenforceable, invalid or illegal.



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               7.10 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if all signatures appeared on the same document.

        IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by its duly authorized officer as of the day and year first written above.

                                             1ST NET TECHNOLOGIES, INC.
                                                 a Colorado corporation


                                             /s/ GREGORY D. WRITER, JR.
                                             -----------------------------------
                                             Gregory D. Writer, Jr.,
                                             Chief Executive Officer


                                             /s/ CLIFFORD J. SMITH
                                             -----------------------------------
                                             Clifford J. Smith
                                             President

                                             TUMMY BUSTERS, INC.,
                                                 a Nevada corporation


                                             /s/ LAWRENCE K. KIMBALL
                                             -----------------------------------
                                             Lawrence K. Kimball,
                                             Chief Financial Officer

                                             /s/ SHARON E. RAMIA
                                             -----------------------------------
                                             Sharon E. Ramia
                                             Secretary



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                                   EXHIBIT "A"

                            CONFIDENTIALITY AGREEMENT

                            CONFIDENTIALITY AGREEMENT


        THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into as of the 19th day of April, 1999, by and between 1ST NET TECHNOLOGIES, INC., a Colorado corporation ("1st NET") and TUMMY BUSTER, INC., a Nevada corporation ("Tummy Buster").

                                    RECITALS

        A. PURPOSE. In the course of the relationship between 1`st NET and TUMMY BUSTER arising out of that certain Technology License Agreement entered into by the parties on April 19, 1999, it is essential for the parties to have a completely open exchange of information which requires that the parties execute this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. COVENANT. The parties to this Agreement shall treat any information (irrespective of its source or form of communication) that may be furnished by or on behalf of the parties, whether furnished before, on or after the date of this Agreement, confidentially and in strict accordance with the provisions hereof.

        2. CONFIDENTIAL MATERIAL. The term Confidential Material shall include any notes, analyses, compilations, studies or other documents or records prepared by the parties or others, which is generated from information supplied by the the parties or its representatives. The term Confidential Material shall not include information which either party can prove by documentary evidence:
(i) becomes generally available to the public other than as a result of a disclosure in violation of this Agreement; (ii) was available to either party, as the case may be, on a non-confidential basis from a source other than the parties (provided such information is not subject to another confidentiality agreement or other obligation of secrecy to TUMMY BUSTER, 1st NET or another party); or (iii) becomes available to either party on a non-confidential basis from sources other than the parties, provided that such source is not prohibited from transmitting the information to the parties by a contractual, legal or fiduciary obligation.

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        3. WRITTEN CONSENT. Without the prior written consent of 1st NET, TUMMY
BUSTER will not disclose and will direct its representatives not to disclose, to any person other than its representatives, the fact that the Confidential Material has been made available to TUMMY BUSTER. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

        4. COMPELLED DISCLOSURE.If TUMMY BUSTER or any of its representatives are requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand or any similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Material, you will provide 1st NET with prompt notice in advance of such disclosure so that 1st NET may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement and TUMMY BUSTER agrees to cooperate in pursuing any such course of action. In the event that such protective order or other remedy is not obtained, TUMMY BUSTER will furnish only such information as TUMMY BUSTER is advised to be legally required and will exercise its best efforts to obtain assurance that confidential treatment will be accorded to any information which is compelled to be disclosed.

        5. SECURITIES CONCERNS. TUMMY BUSTER acknowledges that it is aware, and agrees that it will advise its representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from any issuer-related material, non-public information from purchasing or selling securities of the issuer or from communication of such information to any other person under circumstances in which it is reasonably foreseeable that person is likely to purchase or sell such securities while in possession of material non-public information.

        6. LIQUIDATED DAMAGES. TUMMY BUSTER acknowledges and agrees that 1st NET would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the 1st NET shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce its terms and provisions hereof, in addition to any other remedy at law or in equity.

        7. NO WAIVER. No failure to or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege. The losing party agrees to pay all costs and expenses, including reasonable counsel fees, incurred by the prevailing party in case any such action for breach of this Agreement is brought by them.

        8. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed within such State without reference to principles of conflicts of law.

        9. JURISDICTION.TUMMY BUSTER consents to personal jurisdiction and venue in any action brought in connection with any matter arising under this Agreement.

        10. TERM. This Agreement shall remain in effect for a period of three years from the date hereof and may be modified or waived only by a separate writing by 1st NET that expressly so modifies or waives this Agreement.

        The individual or individuals executing this Agreement are duly authorized and empowered to fully bind the parties to the terms and conditions of this Agreement.

1ST NET TECHNOLOGIES, INC.,
a Colorado corporation


/s/ GREGORY D. WRITER, JR.
------------------------------------
Gregory D. Writer, Jr.
Chief Executive Officer


TUMMY BUSTER, INC., a
Nevada corporation


/s/ LAWRENCE K. KIMBALL
-------------------------------------
Lawrence K. Kimball
Chief Financial Officer